Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Rochester Arizona Municipal Fund:

We consent to the use of our report dated May 19, 2014, with respect to the financial statements and financial highlights of Oppenheimer Rochester Arizona Municipal Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG

Denver, Colorado
July 24, 2014